Exhibit 99.1

FOR IMMEDIATE RELEASE

DEL GLOBAL TECHNOLOGIES REPORTS FISCAL 2010 FIRST QUARTER FINANCIAL RESULTS

Bay Shore, NY – December 14, 2009 -- Del Global Technologies Corp. (OTCBB: DGTC) (“Del Global” or “the Company”) today announced financial results for its fiscal 2010 first quarter.

Highlights

•	FY 2010 first quarter sales from continuing operations were $11.6 million reflecting soft customer demand

•	FY 2010 first quarter loss from continuing operations was $0.4 million, or $0.02 per share

•	Del Medical Imaging business was sold on November 24, 2009.

•	U.S. Credit facility amended to reflect reduced U.S. borrowing requirements

John J. Quicke, Del Global’s President and Chief Executive Officer, commented, “While our results from continuing operations are below our expectations we are very pleased to have completed the sale of the Del Medical Imaging business. Our new focus on growing our international imaging business, capitalizing on the niche market opportunities in our power business and improving our Balance Sheet will provide better shareholder value. We look forward to our future with renewed confidence.”

Q1 FY 2010 FINANCIAL RESULTS

Consolidated net sales from continuing operations for the fiscal 2010 first quarter declined by approximately 18.6% to $11.6 million from $14.2 million in the first quarter of fiscal 2009, due primarily to decreased volume at the Medical Systems Group, where net sales declined 17.3% to $9.5 million from $11.5 million in the prior year’s first quarter, as a result of decreased international customer orders.  The Medical Systems Group consists of the Villa Sistemi Medicali S.p.A. (“Villa”) subsidiary.  Sales at the Power Conversion Group, which consists of the Company’s RFI Corporation subsidiary (“RFI”), for the first quarter of fiscal 2010 were $2.1 million, approximately $0.6 million, or 23.6% less than the prior year’s first quarter.

Consolidated gross margin for the fiscal 2010 first quarter was 22.2% compared to 26.1% in the same period last year, due to the impact of lower sales volume.  The Medical Systems Group’s first quarter 2010 gross margin of 20.3% was lower than the gross margin of 23.7% in the first quarter of fiscal 2009 primarily related to lower sales volume.  The Power Conversion Group’s gross margin for the first quarter of fiscal 2010 was 31.1%, versus 36.2% in the prior year first quarter.

Total operating expenses in the fiscal 2010 first quarter were $2.7 million, or 23.1% of total sales, compared to $2.8 million, or 19.5% of total sales, in the prior year’s first quarter.

The operating loss for the fiscal 2010 first quarter was $0.1 million, as compared to operating income of $0.9 million in the first quarter of fiscal 2009.  The Medical Systems Group generated operating income of $0.2 million in the fiscal 2010 first quarter compared to operating income of $0.8 million for the first quarter of fiscal 2009.  RFI posted an operating profit of $0.1 million in the fiscal 2010 first quarter as compared to $0.4 million in the comparable period last year.  Unallocated corporate expenses for the first quarter of fiscal 2010 totaled $0.4 million.

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December 14, 2009

The discontinued operations loss of $3.1 million in the first quarter of fiscal 2010 reflects a $1.3 million loss from operations on sales of $3.5 million and $1.8 million from the write-down of assets to net realizable value.  The discontinued operations in the first quarter of fiscal 2009 incurred a loss from operations of $1.2 million on sales of $8.1 million.

For the first quarter of fiscal 2010, the Company reported a net loss of $3.5 million, or $0.15 per diluted share, compared to net loss of $0.6 million, or $0.03 per diluted share, in the first quarter of fiscal 2009.

DISCONTINUED OPERATIONS

On November 24, 2009, the Company consummated the sale of certain assets and product lines of its Del Medical Imaging Corp. wholly-owned subsidiary (“DMI”), to an affiliate of U.M.G. Inc. (“UMG” or “the Acquirer”).  This business represented the US imaging business and was part of the Company’s Medical Systems Group. This decision does not include or impact the operations of the Company’s Villa subsidiary, which will make up the whole of the Medical Systems Group going forward.

Pursuant to the agreement, the Acquirer (i) assumed all of the Company’s and DMI’s post-closing obligations in connection with the Company’s lease of its facilities in Roselle, Illinois, (the Company remains secondarily liable on the lease obligations), (ii) accepted all of DMI’s inventory related to the DMI business on a consignment basis, (iii) hired select DMI employees, (iv) indemnified the Company for potential employee severance obligations and (v) assumed other liabilities of the business, including outstanding warranty obligations.

The discontinued operations loss reported in the fiscal 2010 first quarter financial results was $3.1 million, which included an asset write-down of $1.8 million.  The Company will report additional losses in subsequent periods of approximately $1.4 million related to activity to complete the business disposition, including severance, legal and corporate relocation expenses.

BACKLOG

Consolidated backlog at October 31, 2009, adjusted for discontinued operations, was $14.7 million compared to $10.6 million at August 1, 2009.  Backlog at the Medical Systems Group at October 31, 2009 increased $2.7 million from August 1, 2009.  Backlog at Power Conversion Group, increased $1.4 million to $5.9 million from levels at the beginning of the fiscal year.  Substantially all of the backlog should result in shipments within the next 12 to 15 months.

FINANCIAL CONDITION

Del Global’s balance sheet at October 31, 2009 reflected working capital of $19.2 million, which included $4.7 million of cash and cash equivalents.  At the end of the fiscal 2010 first quarter, Del Global had outstanding borrowings of $2.5 million under its U.S. and Italian revolving credit facilities.  In the aggregate, the Company had approximately $12.1 million of borrowing availability under its domestic and Italian revolving credit facilities. The Company’s net debt (debt net of cash and equivalents) was $1.4 million at October 31, 2009, compared to $3.5 million at August 1, 2009.

As a result of Del Medical’s losses, the Company’s U.S. credit facility was amended and reduced. With the exit of the Del Medical U.S. business the Company’s U.S. borrowing needs have been reduced.

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ABOUT DEL GLOBAL TECHNOLOGIES

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of high performance diagnostic imaging systems for medical and dental applications through the Del Medical Systems Group. Through its Milan, Italy based Villa Sistemi Medicali S.p.A. subsidiaries, the Company offers a broad portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems to the global marketplace. Through its RFI subsidiary, Del Global manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications.  The Company’s web site is www.delglobal.com.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to introduce products as scheduled; obtaining necessary product certification; implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

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DEL GLOBAL TECHNOLOGIES CORP.
John J. Quicke
Chief Executive Officer
(847) 288-7065

Mark A. Zorko
Chief Financial Officer
(847) 288-7003

Del Global Technologies Corp.	Page 4
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DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	October 31, 2009	August 1, 2009

Net Sales	$11,582	$14,220
Cost of Sales	9,007	10,512

Gross Margin	2,575	3,708

Selling, General and Administrative	2,228	2,287
Research and Development	443	489
Total Operating Expenses	2,671	2,776

Operating Income (Loss)	(96)	932

Interest Expense, net	(154)	(55)
Other Income	(23)	67

Net Income (Loss) Before Income Tax Provision	(273)	944
Income Tax Provision	126	396

Net Income (Loss) from Continuing Operations	$(399)	$548

Loss from Discontinued Operations	(3,103)	(1,157)

Net Loss	$(3,502)	$(609)

Net Income (Loss) Per Basic and Diluted Share: Continuing Operations	$(0.02)	$0.02
Discontinued Operations	(0.13)	(0.05)
Net Loss Per Basic and Diluted Share	$(0.15)	$(0.03)

Weighted Average Number of Common Shares Outstanding:
Basic	22,718	24,243
Diluted	22,718	24,300

Del Global Technologies Corp.	Page 5
December 14, 2009

DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
SELECTED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	October 31, 2009	August 1, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,749	$7,983
Trade receivables, net	15,751	18,043
Inventories	13,619	16,004
Prepaid expenses and other current assets	1,625	1,719
Total current assets	35,744	43,749

NON-CURRENT ASSETS:
Property plant and equipment, net	5,975	6,305
Deferred income taxes	613	611
Goodwill	4,526	4,526
Other assets	60	71
Total non-current assets	11,174	11,513
TOTAL ASSETS	$46,918	$55,262

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving loan	$2,514	$7,492
Current portion of long-term debt	1,729	1,653
Accounts payable – trade	6,424	7,304
Accrued expenses	5,910	5,239

Total current liabilities	16,577	21,688

NON-CURRENT LIABILITIES:
Long-term debt, less current portion	1,948	2,385
Other long-term liabilities	2,614	2,561
Total non-current liabilities	4,562	4,946
Total liabilities	21,139	26,634

SHAREHOLDERS' EQUITY:
Total shareholders' equity	25,779	28,628
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$46,918	$55,262